UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2018

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2018, the Board of Directors of Square, Inc. (the “Company”) appointed Timothy Murphy and Mohit Daswani as Interim Co-Chief Financial Officers and Treasurers effective as of November 16, 2018.

Mr. Murphy, age 46, has led our Treasury group since June 2015. From July 2008 to May 2015, Mr. Murphy served in various positions at Getty Images, Inc., an editorial and stock photography agency, including as Vice President, Treasurer. He holds an M.B.A. and B.A. from University of California, Davis.

Mr. Daswani, age 44, has served as our Finance & Strategy Lead since June 2017. From June 2013 to May 2017, he served in various positions at PayPal Holdings, Inc., a digital and mobile payments company, including as Senior Director, Finance and Corporate Development. He holds an M.B.A from Harvard Business School and a B.A. from Columbia University.

There are no family relationships between Mr. Murphy or Mr. Daswani and any director or officer of the Company, and they have no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The last day of our current Chief Financial Officer and Treasurer, Sarah Friar, will be November 16, 2018. Ms. Friar is leaving earlier than previously announced in order to spend time with her family before she starts her new position as Chief Executive Officer of Nextdoor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

Date: November 15, 2018	By:	/s/ Sivan Whiteley
Sivan Whiteley
General Counsel and
Corporate Secretary